Exhibit 99.2

                                                                                                      NEWS RELEASE

FOR IMMEDIATE RELEASE

Analyst and Investor Contact:	News Media Contact:
Molly Salky	Media Relations
(817) 415-3189	(817) 415-3300
Molly.Salky@RadioShack.com	Media.Relations@RadioShack.com

RADIOSHACK TO OFFER VERIZON WIRELESS PRODUCTS AND SERVICES IN COMPANY-OPERATED STORES

·	New agreement with industry leader means consumers benefit, with more than 4,300 RadioShack stores to offer Verizon Wireless services
·	RadioShack ceases offering T-Mobile services in stores

FORT WORTH, Texas, July 26, 2011 — RadioShack Corporation (NYSE: RSH), a leading national retailer of innovative mobile and technology products, services and accessories, today announced that it has entered into an agreement with Verizon Wireless, the nation’s largest wireless carrier, to provide postpaid and prepaid wireless products and services in RadioShack’s company-operated stores nationwide beginning Sept. 15, 2011. The Company also announced that it will cease offering T-Mobile wireless products and services in its company-operated stores effective Sept. 14, 2011.

RadioShack expects to launch Verizon Wireless products and services, including top-selling handsets, in more than 4,300 U.S. company-operated stores and through its website, www.RadioShack.com, beginning Sept. 15.

Jim Gooch, president and chief executive officer of RadioShack Corporation, commented on the new Verizon Wireless agreement, stating, “This is a substantial win for our customers, as this relationship with the nation’s largest wireless provider will further enhance our position as a leading multi-carrier wireless retailer. The addition of Verizon Wireless, in combination with our existing carrier partners, positions us to now offer the best assortment of carriers, rate plans, devices and accessories for every consumer need.”

Dan Mead, president and chief executive officer of Verizon Wireless, said, “We view this as an opportunity to substantially extend our customer reach at a time when our portfolio of mobile products has never been more exciting. RadioShack has a long track record of providing customers with quality products and services in convenient locations around the country, and we are delighted to join with them on this venture.”

Forward-Looking Statements

This press release contains or may contain forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management’s current views and projections regarding economic conditions, retail industry environment and Company performance. Factors that could significantly change results include, but are not limited to, the underperformance or loss of certain of our important vendors; difficulties associated with profitably operating our new Target Mobile centers; a breach or termination by one of our wireless carrier providers of its agreement with us; overall sales performance, economic conditions, product demand, expense levels, competitive activity, interest rates, changes in the Company’s financial condition, availability of products and services and other risks associated with the Company’s vendors and service providers; the regulatory environment; and factors affecting the retail category in general. Additional information regarding these and other factors is included in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K filed on Feb. 22, 2011.

About RadioShack Corporation

RadioShack is a leading national retailer of innovative mobile technology products and services, as well as products related to personal and home technology and power supply needs.  The Shack® offers consumers a targeted assortment of wireless phones and other electronic products and services from leading national brands, exclusive private brands and major wireless carriers, all within a comfortable and convenient shopping environment.  RadioShack employs approximately 33,000 people globally, including a team of friendly and helpful sales experts who are recognized for delivering the best customer service in the wireless industry.  RadioShack’s retail network includes approximately 4,675 company-operated stores in the United States and Mexico, more than 1,475 wireless phone centers in the United States, and approximately 1,140  dealer outlets worldwide.  For more information on RadioShack Corporation, please visit www.radioshackcorporation.com; to purchase items online, please visit www.radioshack.com. RadioShack® and The Shack® are registered trademarks licensed by RadioShack Corporation.